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                                                                   EXHIBIT 10.11


                              EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT made as of the 31st day of August, 1994,


B E T W E E N:
                                            NTN INTERACTIVE NETWORK INC., a
                                            corporation amalgamate under the
                                            laws of Canada,

                                            (hereinafter referred to as the
                                            "Employer",

                                                     OF THE FIRST PART;

                                            - and -

                                            PETER RONA, of the City of Montreal,
                                            in the Province of Quebec,

                                            (hereinafter referred to as the
                                            "Executive"),

                                                     OF THE SECOND PART.


                  WHEREAS:

          1. The Employer is engaged in the marketing and distribution of interactive television products, programming and services.

          2. The Executive has been for the past nine years and is presently employed by the Employer; and

          3. The Employer and the Executive have agreed to enter into a new employment relationship for their mutual benefit;


          NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the sum of Ten ($10.00) Dollars now paid by each of the parties hereto to each of the other parties hereto and other good and valuable consideration (the receipt and sufficiency whereof by each of the parties hereto is hereby mutually acknowledged), the parties hereto hereby acknowledge and agree that the terms and conditions of the aforesaid new employment relationship shall be as follows:


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          1. DUTIES

             The Employer hereby appoints the Executive to undertake the duties and exercise the powers as President and Chief Executive Officer of the Employer as may be requested by the board of directors of the Employer, and the Executive hereby accepts such appointment upon and subject to the terms and conditions set forth in this agreement.

          2. TERM

             Subject to the provisions of Article 8 herein, the appointment of the Executive hereunder shall be for a three year period commencing on September 1st, 1994 and continuing until August 31st, 1997 (hereinafter referred to as the "Term").

         3.  COMPENSATION

             (1) The fixed remuneration of the Executive for his services hereunder shall be at the rate of $150,000.00 per annum for the first year of the Term. The fixed remuneration shall be reviewed on each anniversary of employment during the Term in order to determine the amount by which the fixed remuneration shall be increased. The review will be undertaken by assessing the Executive's achievement of the over-all objectives established by the Employer and by having regard to the market rates of remuneration paid in Canada for similar duties and responsibilities. In the event the Employer and the Executive are unable to agree upon the amount of the fixed remuneration for the second year of the Term, the fixed remuneration during paid year shall be the amount obtained by multiplying $150,000.00 by a fraction, the numerator of which shall be the Consumer Price Index published by Statistics Canada (or other similarly recognized Government Index) for the month of July, 1995, and the denominator of which shall be the Consumer Price Index for the month of September, 1994. In the event the Employer and the Executive are unable to agree upon the amount of the fixed remuneration for the third year of the Term, the fixed remuneration during said year shall be the amount obtained by multiplying $150,000.00 by a fraction, the numerator of which shall be the Consumer Price Index published by Statistics Canada (or other similarly recognized Government Index) for the month of July, 1996, and the denominator of which shall be the Consumer Price Index for the month of September, 1994. The fixed remuneration

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                  shall be payable in equal installments, no less frequently than monthly.

             (2) In addition to the fixed remuneration, the Employer shall pay to the Executive a bonus (the "Bonus") at the end of each year of the Term in the event that during the said year the actual net income before taxes of the Employer as determined by the auditors or accountants of the Employer using generally accepted accounting principles applied on a basis consistent with those of previous years ("Actual Net Income Before Taxes'), exceeded the projected net income before taxes of the Employer as determined by the board of directors of the employer at the commencement of the said year ("Projected net Income Before Taxes"). The percentage amount of the excess of Actual Net Income Before Taxes over Projected net Income Before Taxes shall hereinafter be referred to as the "Excess". The amount of The Bonus for each year of the Term shall be calculated in accordance with the following formula:

                  (a) In the event the Excess is greater than zero but less than
                      10%, the amount of the Bonus shall be equal to 10% of the fixed remuneration payable during the year in question;

                  (b) In the event the Excess is equal to or greater than 10%
                      but less than 20%, the amount of the Bonus shall be equal to 12.5% of the fixed remuneration payable during the year question;

                  (c) In the event the Excess is equal to or greater than 20%
                      but less than 30%, the amount of the Bonus shall be equal to 17.5% of the fixed remuneration payable during the year in question;

                  (d) In the event the Excess is equal to or greater than 30%
                      but less than 40%, the amount of the Bonus shall be equal to 25.5% of the fixed remuneration payable during the year in question;

                  (e) In the event the Excess is equal to or greater than 40%
                      but less than 50%, the amount of the Bonus shall be equal to 35.5% of the fixed remuneration payable during the year in question; and


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                  (f) In the event the Excess is equal to or greater than 50%, the amount of the Bonus shall be equal to 50% of the fixed remuneration payable during the year in question.

             (3) In further addition to the fixed remuneration, the Employer shall give to the Executive, at no cost to the Executive, such stock options during each year of the Term, if any, as determined by the board of directors of the Employer. In the event the board of directors of the Employer determines to provide the Executive with such stock options, the said stock options shall be in the form of options to purchase common shares in the capital stock of NTN Canada, Inc. ("NTN Canada"), the parent company of the Employer.

         4.  BENEFITS

             (1) Automobile. The Executive shall be provided with an automobile mutually satisfactory to the Employer and the Executive. The Employer shall be responsible for payment of all expenses generated by the Executive's use of the automobile including but not limited to gas, insurance, maintenance and repairs.

             (2) Expenses. It is understood and agreed that the Executive will incur expenses in connection with his duties under this agreement. In respect thereof, the Employer shall provide the Executive with a company credit card. The Employer will also reimburse the Executive for any expenses paid for by the Executive provided that the Executive provides to the Employer an itemized written account and receipts acceptable to the Employer within thirty days after they have been incurred.

             (3) Benefit Plans. The Executive shall be entitled to participate in all existing and future benefit plans which the Employer provides, including medical/hospital and extended health care benefits and life insurance. In addition, the Executive consents to the Employer maintaining the existing $500,000.00 key-man insurance policy on the life of the Executive.

             (4) Club fees. Recognizing the extra requirement for customer entertainment by the Executive, the Employer will provide for initiation and annual dues payments at a private golf and country club mutually acceptable to the Employer and the Executive.


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         5.  AUTHORITY

             (1) The Executive shall have, subject always to the general or specific instructions and directions of the board of directors of the Employer, full power and authority to manage and direct the business and affairs of the Employer (except only the matters and duties as by law must be transacted or performed by the board of directors of the Employer or by the shareholders of the Employer in general meetings), including power and authority to enter into contracts, engagements or commitments of every nature or kind in the name of and on behalf of the Employer and to engage and employ and to dismiss all managers and other employees and agents of the Employer other than officers of the Employer who have entered into written contracts of employment with the Employer.

             (2) The Executive shall conform to all lawful instructions and directors given to him by the board of directors of the Employer, and obey and carry out the by-laws of the Employer.

         6.  SERVICE

             (1) The Executive, throughout the Term, shall devote his full time and attention to the business and affairs of the Employer and its subsidiaries and shall not, without the consent in writing of the board of directors of the Employer undertake any other business or occupation or become an officer, employee or agent of any other company, firm or individual. The foregoing shall not prevent the Executive from being a director of any other company or firm provided such directorship does not interfere with the Executive's duties to the Employer under this agreement, nor shall the foregoing prevent the Executive from passively investing in any other company or firm.

             (2) The Executive shall well and faithfully serve the Employer and its subsidiaries and use his best efforts to promote the interests thereof and shall not disclose the private affairs or trade secrets of the Employer and its subsidiaries to any person other than the directors of the Employer or for any purposes other than those of the Employer any information he may acquire in relation to the Employer's business.

7.   VACATION

     The Executive shall be entitled during each year of the Term to four weeks' vacation. The vacation shall be taken at such time or times as shall be mutually acceptable to the Employer and the

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Executive. The Executive shall be allowed to carry forward up to two weeks of unused vacation during each year of the Term. If at the end of the Term the Executive shall have unused vacation time, the Employer shall pay to the Executive as compensation therefor an amount based on the fixed remuneration rate in effect during the third year of the Term. In addition to the foregoing, the Employer and the Executive acknowledge that the Executive has two weeks of unused vacation for the period ending August 31st, 1994 and agree that the Executive shall be entitled to utilize the said two weeks of unused vacation at any time prior to October 31st, 1994.

8.   DISABILITY

     If the Executive shall at any time by reason of illness or mental or physical disability be incapacitated from performing his duties and at the request of the Employer, furnish to the Employer satisfactory evidence of the incapacity and the cause of it, he shall receive his full remuneration for the first six months or any shorter period and one-half of his full remuneration for the subsequent six consecutive months during which the incapacity shall continue. If the Executive shall continue to be incapacitated for a longer period than twelve consecutive months or if he shall be incapacitated at different times for more than twelve months during the Term, then in either case his employment and appointment shall, at the option of the Employer, immediately terminate.

9.   EXTENSION OF TERM

     The Employer and the Executive shall, prior to the end of the second year of the Term, decide whether they wish to extend the Term for a further three years and the terms and conditions of the said extension. In the event the Term is not extended, for whatever reason, the Employer shall pay to the Executive, at the expiration of the Term, a lump sum payment equal to the fixed remuneration and Bonus payable to the Executive in respect of the third year of the Term.

10.  STOCK OPTIONS - PAST SERVICES

     In consideration of past services rendered by the Executive to the Employer, the Employer shall give to the Executive, at no cost to the Executive, stock options to purchase 50,000 common shares in the capital stock of NTN Canada pursuant to the long term incentive plan of NTN Canada. The said stock options shall be given to the Executive the day next following the closing of the proposed transaction whereby Labatt Communications Inc. shall acquire 35% of the outstanding common shares of NTN Canada, which transaction is scheduled to close on or before September 30th, 1994. In the event the said transaction with Labatt Communications Inc. does not close, the aforesaid stock options shall be given to the Executive the day next following the day on which negotiations with Labatt Communications Inc. in connection with the said transaction are terminated.

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11.  ASSIGNMENT OF RIGHTS

     The rights which accrue to the Employer under this agreement shall pass to its successors or assigns. The rights of the Executive under this agreement are not assignable or transferable in any manner.

12.  NOTICES

     (1) Any notice required or permitted to be given to the Executive shall be sufficiently given if delivered to the Executive personally or if mailed by registered mail to the Executive's address last known to the Employer.

     (2) Any notice required or permitted to be given to the Employer shall be sufficiently given if mailed by registered mail to the Employer's head office at its address last known to the Executive.

13.  SEVERABILITY

     In the event that any provision or part of this agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts shall be and remain in full force and effect.

14.  ENTIRE AGREEMENT

     This agreement constitutes the entire agreement between the parties with respect to the employment and appointment of the Executive and any and all previous agreements, written or oral, express or implied, between the parties or on their behalf, relating to the employment and appointment of the Executive by the Employer, are terminated and canceled and each of the parties releases and forever discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever, under or in respect of any agreement.

15.  MODIFICATION OF AGREEMENT

         Any modification to this agreement must be in writing and signed by the parties hereto or it shall have no effect and shall be void.

16.  WAIVER

     No term or condition of this agreement shall be deemed waived unless such waiver is expressed in writing and signed by the parties hereto. Failure or delay on the part of any party to enforce any right hereunder shall not operate as a waiver hereof.


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17.  HEADINGS

     The headings used in this agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained in this agreement.

18.  GOVERNING LAW

     This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario. Each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.


     IN WITNESS WHEREOF this agreement has been executed by the parties to it, the day, month and year first written above.


                                 NTN INTERACTIVE NETWORK INC.
                                 Per:
                                 /s/ Peter Rona
                                 ---------------------------
                                 President - Peter Rona


                                 Per:

                                 /s/ William Gilsig
                                 ---------------------------
                                 Vice President of Finance
                                 and Administration
                                 William Gilsig



SIGNED, SEALED AND DELIVERED     )
    in the presence of           )
                                 )
/s/ William Gilsig               )        /s/ Peter Rona            1/s
----------------------------              -----------------------------
     Witness                                   PETER RONA



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